Exhibit 10.16

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. THE OMISSIONS HAVE BEEN INDICATED BY “[***].”

EXECUTION VERSION

PRODUCT SUPPLY AGREEMENT

This Product Supply Agreement (this “Agreement”) is entered into as of August 5, 2020 (the “Effective Date”) by and between Alvotech Hf., a corporation organized under the laws of the Iceland, having its principal place of business at Saemundargotu 15-19, 101, Reykjavik, Iceland (“Alvotech”) and Teva Pharmaceuticals International GmbH, a company organized under the laws of Switzerland, having its principal place of business at Schlüsselstrasse 12, Rapperswil–Jona 8645, Switzerland (“Teva”). Each party shall be referred to individually as a “Party” and collectively as “Parties”.

RECITALS

A. Alvotech will develop and manufacture the drug substances and drug products AVT02, AVT04, AVT05, AVT06 and AVT16, which are respectively at the date of this Agreement proposed biosimilars to the Reference Products Humira®, Stelara®, Simponi®, Eylea®, and Entyvio®;

B. Alvotech is the sole and exclusive holder of the commercialization and distribution rights for AVT02, AVT04, AVT05, AVT06 and AVT16 in the Territory;

C. Teva is engaged in the business of, and has expertise in, among other things, the sales and marketing of pharmaceutical drugs and biological medicinal products;

D. Alvotech and Teva have entered into that certain License and Development Agreement dated as of August 5, 2020 as to the Products in the Territory (“LDA”); and

E. Teva desires to purchase the Products from Alvotech and Alvotech desires to supply the Products to Teva on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.	DEFINITIONS

All capitalized terms used in this Agreement, unless otherwise defined in this Agreement, shall have the respective meanings set forth in the LDA.

“Alvotech Facility” means the plant in Iceland where the Product is Manufactured, Packaged and Labelled (or such alternative facility as is determined by Alvotech in accordance with Section 9.1).

“Alvotech US” means Alvotech USA Inc., a Virginia corporation whose principal place of business is at 1201 Wilson Blvd., Ste. 2130, Arlington, VA, 22209, a wholly owned direct subsidiary of Alvotech Hf.

“Authorized Materials Inventory” has the meaning set forth in Section 2.4.

“Authorized Packaging Materials Inventory” has the meaning set forth in Section 2.3.

“BLA Approval” has the meaning set out in the LDA.

“Certificate of Analysis” means the certificate of analysis included in each shipment of a Product to Teva from Alvotech, which certificate of analysis shall include information demonstrating the testing of each batch of Product by Alvotech’s quality assurance personnel in accordance with the Quality Agreement.

“Certificate of Conformance” means the certificate of conformance included in each shipment of a Product to Teva from Alvotech, which certificate of conformance shall certify that each batch of Product was manufactured in accordance with Applicable Law, including, without limitation, cGMP.

“cGLP” shall mean current good laboratory practices for conducting laboratory studies with respect to a Product in conformance with good laboratory practice as specified by the FDA.

“cGMP” means, to the extent applicable for the Manufacture of the Product, applicable standards relating to current good manufacturing practice as specified by the FDA for the USA.

“Change Action Plan” has the meaning set forth in Section 8.2.

“Combination Product” means a product comprised of any combination of a drug and a device; a device and a biological product; a biological product and a drug; or a drug, device, and a biological product, all as defined in 21 CFR 3.2(e).

“Components” means, with respect to each Product, all components to produce pre-packaged bulk Product, such as bottles, caps, cartridges, syringes, needles, devices, vials, ampoules, rubber stoppers, subassemblies, and such other components necessary for producing pre-packaged bulk Product in accordance with the Specifications, but excluding Packaging Materials.

“Customer Penalties” has the meaning set forth in Section 7.2.

“Delivery Terms” means, in respect of the Product, [***] or as the Parties may otherwise agree in writing from time to time, and “Deliver”, “Delivery” and “Delivered” shall be construed accordingly as applicable.

“EOC” has the meaning set forth in Section 2.4.

“FEFO” has the meaning set forth in Section 2.4.

“Force Majeure Event” has the meaning set forth in Section 14.1.

“Labeling” means the labeling and package inserts necessary for producing Product hereunder in accordance with the Specifications.

“Latent Defect” has the meaning set forth in Section 4.4.

“LDA Payments”, with respect to a Product, means [***] U.S. Dollars ($[***]) plus all Milestone Payments paid by Teva for such Product as of (a) in case of a termination of such Product by Alvotech in relation to Section 6.4 herein, the date of such of termination and (b) in the case of a Material Delivery Delay, the date of such Material Delivery Delay.

“Manufacture” means all the activities relating to production of each Product in final form, including production, manufacture, quality control, testing, filling, finishing, and quality assurance, packaging and Labelling, and release for shipment, each in accordance with the Quality Standards. “Manufacturing” and “Manufactured” shall have correlative meanings.

“Material Delivery Delay” has the meaning set forth in Section 7.3.

“Materials” means, collectively as applicable, any materials, Components and Packaging Materials used or proposed to be used in the Manufacture of a Product in accordance with its Specification.

“MOQ” has the meanings set forth in Sections 3.2(d) and 3.2(e), as applicable.

“MQ Year” has the meaning set forth in Section 6.1(b).

“Non-Conforming Product” means any Product that fails to meet applicable Quality Standards, contains some other defect or deficiency, or is adulterated.

“Packaging Materials” means the materials utilized to package Product in fully packaged form, including without limitation, blister packs, Labeling, and such other packaging materials necessary for packaging bulk Product into fully packaged Product in accordance with the Specifications.

“Pharmacovigilance Agreement” means the agreement between the Parties detailing the division of responsibilities relating to pharmacovigilance, including the Parties’ obligations with respect to Product complaints and adverse event reporting.

“Product” shall have the meaning set forth in the LDA, but shall for the purposes of this Agreement be construed to mean the formulations, presentations, concentrations, dosage forms or strengths, forms of administration, dosing or dosage regimens, or administration regimen (i) for AVT02, as described in Schedule 1 and (ii) for AVT04, AVT05, AVT06 and AVT16, as shall be agreed by the Parties, acting in good faith, prior to submission of the BLA for each such product.

“Product Supply Term” means in respect of each Product the time period in respect of which manufacturing and supply obligations continue in force under this Agreement as determined in accordance with Section 13.

“Quality Agreement” has the meaning set forth in Section 11.1.

“Quality Assurance Liaison” has the meaning set forth in Section 11.9.

“Quality Standards” has the meaning set forth in Section 8.1.

“Reasonably Anticipated Material Delivery Delay” has the meaning set forth in Section 7.3(g).

“Scheduled Delivery Date” means, for each Product, the date set forth in confirmed (including deemed to have been confirmed) purchase orders issued by Teva for Delivery of a shipment of the Product.

“Shortage” has the meaning set forth in Section 7.1.

“Specifications” means, on a Product-by-Product basis, the specifications for such Product as set forth in the applicable BLA Approval, which are hereby incorporated by reference into this Agreement.

“Supply Failure” has the meaning set forth in Section 7.1.

“Taxes” means (a) any and all federal, state, local, or foreign taxes, assessments, charges, duties, fees, imports, levies or other charges (including interest, penalties or additions associated therewith) from any governmental entity, including income, franchise, capital stock, real property, personal property, tangible, withholding, employment, payroll, social security (or similar tax), social contribution, unemployment compensation, unclaimed property escheat, disability, transfer, sales, bulk sales, use, excise, license, occupation, registration, stamp, premium, environmental, customs duties, alternative or add-on minimum, estimated, gross receipts, value-added (“VAT”), ad valorem, profits, estimated, and all other taxes of any kind for which the Parties may have any liability imposed by any governmental entity, whether disputed or not, and any charges, interest or penalties imposed by any governmental entity, and (b) any liability in respect of any items described in clause (a) payable by reason of contract, assumption, transferee liability, operation of law, Treasury Regulations section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under Applicable Law) or otherwise.

“Term” has the meaning set forth in Section 13.1.

“Teva Supplier Code” has the meaning set forth in Section 10.1(a).

“Transfer Price” has the meaning set forth in Section 5.3(m).

2.	MANUFACTURING, PACKING & LABELING, AND SUPPLY OF PRODUCT

2.1

Manufacture. Alvotech shall in respect of each Product and during that Product’s respective Product Supply Term on and subject to the terms of this Agreement (i) Manufacture and supply each Product exclusively in the Territory for and to Teva and its Affiliates for the Marketing of such Product in the Territory, and (ii) subject to Article 3, fully meet purchase orders for the Product that have been accepted or deemed accepted by Alvotech in accordance with Section 3.2.

2.2	Product Packaging, Labeling and Shipping Documents. [***].

2.3

Packaging and Labeling Costs. Teva shall reimburse Alvotech’s (or its Affiliate’s) costs (in all cases, without markup) relating to Packaging or Labeling materials which were purchased or ordered for Teva’s demands of the Product as specified in the first [***] months of a forecast made in accordance with Section 3.1 (“Authorized Packaging Materials Inventory”), which can no longer be used due to a change in artwork requested by Teva pursuant to Section 8.3; provided, however, in the event of a chinange falling within the scope of Section 8.2 resulting in a change of artwork, any such costs relating to the Authorized Packaging Materials Inventory shall be allocated between the Parties in accordance with Section 8.2.

2.4

Management of Inventory and Stock of Materials. Alvotech shall be responsible for purchasing and maintaining at the applicable Alvotech Facility such Materials (other than Packaging Materials) as are required for Alvotech to Manufacture and supply each Product in sufficient quantities necessary to satisfy Teva’s purchase orders pursuant to Section 3.2c) (“Authorized Materials Inventory”). [***]. The cost and expense (in all cases, without markup) for expired Materials shall be solely [***] responsibility, save that (a) in the event of a change falling within the scope of Section 8.2, the cost and expense for Authorized Materials Inventory shall be allocated between the Parties in accordance with Section 8.2 and (b) [***] shall reimburse [***] for [***].

2.5

Subcontractors. Schedule 2.5 attached hereto sets forth each subcontractor as of the Effective Date that has been engaged to perform any work on behalf of Alvotech under this Agreement. Alvotech may request to appoint a Third Party as an additional subcontractor for the purpose of performing certain of Alvotech’s obligations under this Agreement. In such event, Alvotech must (a) notify Teva in advance of the proposed appointment; (b) obtain Teva’s prior written consent for any subcontractor appointment (other than an Affiliate, but in each case subject to Section 8.1), which consent shall not be unreasonably withheld or conditioned; (c) obtain from the subcontractor (including any Affiliate which is a subcontractor) its agreement to comply with the terms and conditions of this Agreement to the same extent as Alvotech relevant to the activities to be performed by the subcontractor; (d) monitor all such subcontractors to ensure compliance with the Quality Standards, the Anti-Corruption Laws and Principles and Teva Supplier Code; and (e) remain responsible for the performance of these activities, and liable for any failure of the subcontractor to perform the activities in accordance with this Agreement, whether arising from such subcontractor’s breach, negligence, gross negligence or wilful misconduct, as if Alvotech was performing the subcontracting activities itself. Alvotech shall carry out the reconciliations, checks and testing as are necessary or reasonable to verify the integrity of the work carried out by each subcontractor. Subcontracting shall not release Alvotech from responsibility for its obligations under this Agreement, including, without limitation, timely delivery of any shipment of Product. Any and all costs and expenses arising from or related to the appointment of a subcontractor by Alvotech shall be borne solely by Alvotech.

3.	FORECASTS, RELEASE, PURCHASE ORDERS, DELIVERY AND STORAGE

3.1

Forecasts. No later than [***] calendar months prior to the anticipated date of Launch of each Product, Teva shall provide its first non-binding forecast of its estimated requirements of Product to Alvotech for the period up to [***] months following the anticipated date of Launch. Thereafter, on a quarterly basis, Teva shall provide Alvotech an [***]-month non-binding rolling forecast for its anticipated requirements for such Product.

3.2	Purchase Orders.

(a)

Submission of Purchase Order for Launch Quantities of Product. No later than [***] months prior to the date of Teva’s desired initial Delivery of commercial Launch quantities of a Product from an Alvotech Facility, Teva will provide to Alvotech a binding purchase order for its expected requirements of such Product from Alvotech for the period of [***] months starting from Launch.

(b)

Teva’s Submission of Subsequent Purchase Orders. By no later than [***] months following the submission by Teva of its initial purchase order for a Product pursuant to subsection a above, Teva shall issue, to the extent applicable, its subsequent binding purchase order for the next three calendar months’ supply of the Product, and shall similarly continue to do so thereafter for each [***] months’ period during the remainder of the Product Supply Term.

(c)

Purchase Order and Delivery Requirements. Teva’s purchase orders for each Product shall be Delivered by Alvotech within [***] months of the date of submission by Teva of such purchase order. Each purchase order shall set forth the quantity of the Product ordered, the Scheduled Delivery Date, and the destination for Delivery of such order, all in accordance with applicable timelines set forth in this Agreement. Each purchase order issued by Teva for a Product to be delivered shall not deviate (above or below) by more than [***] percent ([***]%) from the quantities of that Product set forth in the most recently delivered rolling forecast for that Product. Alvotech shall confirm receipt of a purchase order within [***] Business Days and shall accept all purchase orders to the extent that such purchase orders fall within the foregoing deviation ranges, as applicable, of the quantities of such Product set forth in the most recently delivered rolling forecast for the applicable period and all other requirements of this Section 3.2 and Schedule 3.2, provided that if (a) any such purchase order meets all such requirements, (b) Alvotech has failed to acknowledge it within the required period and (c) further that Teva has checked that its purchase order has been received by Alvotech, then such purchase order will be deemed to have been accepted as a confirmed purchase order. Teva may deliver to Alvotech a purchase order for quantities of each Product in excess of the percentage variances permitted in this paragraph (c) (such quantities, to be referred to as “Excess Quantities”). Alvotech shall be obligated to [***] provide such Excess Quantities of Product and will provide written notification to Teva as soon as practicable, but in any event within [***] Business Days after Teva’s delivery of the applicable purchase order, confirming the amount of Excess Quantities of the Product that Alvotech determines it will be able to deliver to Teva, and Alvotech will then be obligated to supply such excess quantities confirmed in the written notification. For the avoidance of doubt, it shall not be commercially reasonable for Alvotech to supply in excess of [***] percent ([***]%) of the quantities of such Product forecasted for the first [***] months of the latest applicable rolling forecast for that Product unless Alvotech agrees to do so in its sole discretion.

(d)

Minimum Order Quantity (“MOQ”) – AVT02. The MOQ for the Product AVT02 shall be for [***] units of the Product. This MOQ can be split between different SKUs of the Product AVT02 representing the different dosage forms of the Product. Teva shall use Commercially Reasonable Efforts to ensure that the following SKUs in a split order are at, or as near as possible to, a minimum of [***] units of the Product: [***] and [***]. Remaining SKUs may be ordered at quantities less than [***] units. All orders for the Product AVT02 shall be for a MOQ as stated in this paragraph or a multiple of such MOQ, divisable among applicable SKUs. In the event Teva has a need to order a quantity less than the MOQ for AVT02, Alvotech will use Commercially Reasonable Efforts to respond to such need by splitting a batch with other customer demands, or taking other action that may be reasonably available.

(e)

MOQ – other Products. The MOQ for all Products other than AVT02 shall be such minimum number of units of Product (between [***] and [***] units) as is mutually agreed in writing by the Parties (each acting in good faith) prior to submission of the relevant Product’s BLA. [***].

(f)

Adjustment to Order Quantities. Alvotech is entitled to supply up to [***] ([***]%) of the quantity of a Product as ordered by Teva. Notwithstanding anything to the contrary in this Agreement, as a result of Alvotech supplying more units of that Product than were ordered by Teva, Teva may adjust the quantities in its next-issued purchase order for that Product to reduce or increase quantities accordingly, irrespective of the quantities set forth in the most recent rolling forecast for the applicable period.

(g)

Order of Precedence. The terms and conditions of this Agreement shall prevail if the terms and conditions stated in any order(s) or in any other communication from Teva or Alvotech relating to the order (unless specifically accepted by the other party in writing) are inconsistent with these terms and conditions.

(h)

Changes in Market for Product. If there are any significant changes in the market dynamics for a Product that could materially adversely affect the sales of a Product in the Territory, then Teva will have the right to cancel or modify any purchase order for that Product, provided that Teva notifies Alvotech in writing of its intention to cancel or modify a purchase order at least [***] days in advance of the Scheduled Delivery Date of the applicable shipment of the applicable Product under such purchase order. If Teva cancels or modifies a purchase order, as permitted above, Teva will pay for (i) all of the Product under such cancelled or modified purchase order that was Manufactured by Alvotech prior to the date of cancellation or modification, at Alvotech COGS (as defined herein), that cannot be sold to Teva under a future purchase order; (ii) all of the Materials ordered or purchased by Alvotech that (A) cannot be used in future manufactured quantities of that Product, (B) cannot reasonably be used by Alvotech for other purposes, (C) cannot be returned to the applicable supplier without payment therefor or incurring cost, or (D) were purchased by Alvotech under purchase orders that cannot be cancelled; (iii) any reasonable, documented costs and expenses for any work-in-progress for Product manufactured under the applicable purchase order prior to order cancellation or modification; and (iv) the cost of destruction of the Product, work-in-progress and Materials to the extent any become obsolete prior to use. Teva may not cancel or modify more than [***] percent ([***]%) of purchase orders in respect of any Product in any [***] month period during the Term.

3.3

Shipping. Alvotech is required to obtain and maintain [***]. Alvotech shall notify Teva in writing at least [***] Business Days prior to any delivery, and Deliver the Products in accordance with the Delivery Terms. Alvotech shall comply with [***]. All means of transportation, including for air freight and sea freight, must be qualified including Risk Assessment (according to ICH Q9) and processes must be validated as per US Guideline 1079 and EU GDP 2013/3.4.3/01; GMP related software must be validated as well.

3.4

Shelf Life. All quantities of a Product at the Scheduled Delivery Date shall have the greater of (i) [***] percent ([***]%) of its remaining approved shelf life or (ii) [***] months of remaining approved shelf life; provided, however, in no event shall the remaining shelf life of any Product be [***] months or more below the maximum approved shelf life for such Product.

3.5

Finished Form. The Products shall be supplied by Alvotech to Teva in fully-packaged, finished form, inclusive of all Materials referenced in the applicable BLA Approval, and ready for commercialization within the Territory.

3.6

Title and Risk of Loss. Title to and risk of loss of all Products shall pass to Teva upon Delivery of the Product. Alvotech shall be solely responsible for clearing such shipments for export from the Alvotech Facility and bear responsibility for reasonable export clearance expenses.

4.	Acceptance and Rejection.

4.1

Certificate. Teva shall be under no obligation to accept any shipment of the Product for which Alvotech has not provided a Certificate of Analysis and a Certificate of Conformance. Teva shall visually inspect all shipments of the Product within [***] days of receipt, and Teva may reject all or any portion of any such shipment that is nonconforming. In order to reject Delivery of a shipment of the Product, Teva must give written notice to Alvotech of Teva’s rejection of any Delivery specifying in reasonable detail the reasons for such rejection within [***] days after Teva’s receipt of the shipment of Product and the corresponding Certificate of Analysis and Certificate of Conformance, subject in all cases to Teva’s rights with respect to Latent Defects as set forth in Section 4.4 below.

4.2	Rejection and Replacement; Root Cause Analysis. [***].

4.3

Disposal of Non-Conforming Product. Teva shall not destroy any rejected Product until it receives written notification from Alvotech that Alvotech does not dispute that the rejected Product is nonconforming or, if applicable, the Joint Committee or the independent Third Party expert and/or laboratory rules that the Product in question is Nonconforming Product. At Alvotech’s election and upon instruction from Alvotech, Teva shall either (a) destroy the Product received in the rejected delivery promptly at Alvotech’s cost and provide Alvotech with certification of such destruction, or (b) return such Product for destruction to Alvotech, all at Alvotech’s cost.

4.4

Latent Defect. Teva shall notify Alvotech within [***] days of discovery of a Latent Defect (as defined below) of any Product Delivered, and promptly following receipt of timely notice but in any event no later than [***] days after receipt of such notice, Alvotech shall, at Teva’s request, replace such Non-Conforming Product with conforming Product. For purposes hereof, “Latent Defect” shall mean any failure of a Product to meet the Quality Standards, which failure is not discoverable upon reasonable physical inspection or testing. Any disputes between the Parties in respect of Latent Defects shall be handled in accordance with Section 4.2 above.

5.	PRICE AND PAYMENT

5.1	Transfer Price for Launch Quantities.

(a)

Within [***] Business Days of Alvotech US submitting a BLA to FDA for a Product, Alvotech shall provide Teva with the estimated Alvotech COGS (as defined below) for such Product. Within [***] days of Teva submitting its initial non-binding forecast for Launch quantities for a Product under Section 3.1, Alvotech shall provide Teva with the updated Alvotech COGS for the Product. Such Alvotech COGS shall apply to the calculation of the Product Cost (as defined below) in Teva’s initial purchase order for Launch quantities of such Product.

(b)

At least [***] days prior to submitting its initial purchase orders for Launch quantities of a Product, Teva shall provide written notice to Alvotech reporting the components of the Transfer Price calculation, including the Product Cost based upon the latest reported Alvotech COGS pursuant to paragraph (a) above.

5.2	Transfer Price for Subsequent Purchase Orders.

(a)

Following Teva’s submission of its initial purchase order for Launch quantities of a Product, Alvotech shall notify Teva of any changes in the Alvotech COGS for such Product. Any change to the Alvotech COGS for a Product will become effective [***] days after Teva receives such notice from Alvotech, provided, however, that Alvotech shall not be permitted to change the Alvotech COGS for a Product more than [***] times in any [***]-month period. Without limiting the foregoing, Alvotech shall provide Teva with the then current Alvotech COGS for a Product within [***] Business Days of Teva’s request.

(b)

Following the First Commercial Sale of a Product, Teva will have the right to notify Alvotech of any updates to the Estimated Net Selling Price, and any resulting changes in the components of the Transfer Price, in advance of or contemporaneously with, the submission of any further purchase orders for the quantities of that Product. The Estimated Net Selling Price applicable to purchase orders will remain in place unless and until Teva provides a written update which Teva will do at least every six months throughout the Product Supply Term.

5.3	For purposes of this Agreement, the following definitions shall apply:

(a)	“Audited Party” has the meaning set forth in Section 5.11(a).

(b)	“Auditing Party” has the meaning set forth in Section 5.11(a).

(c)	“COGS Certificate” has the meaning set forth in Section 5.11(b).

(d)

“Alvotech COGS” means, with respect to a Product supplied to Teva for a Calendar Quarter, and subject in all cases to the terms and conditions set forth in Section 8.2 herein, Alvotech’s direct costs of [***], in each case in accordance with GAAP, as consistently applied in accordance with Alvotech’s cost accounting procedures and policies and in the ordinary course of business, [***].

(e)

“Estimated Net Sales Advance” means, for each unit of Product Teva purchases from Alvotech, an amount equal to [***] percent ([***]%) of the Estimated Net Selling Price minus the Product Cost; provided, however, that in no event shall the Estimated Net Sales Advance be lower than the Minimum Net Sales Advance with respect to a period.

(f)	“Estimated Net Selling Price” means, on a Product-by-Product basis, for each unit of such Product Teva purchases from Alvotech, [***].

(g)	“Financial Calculations” has the meaning set forth in Section 5.11(a).

(h)	“Margin” means with respect to a Product during a Calendar Quarter, such Product’s Net Selling Price less:

(i) the Transfer Price;

(ii) [***];

(iii) Teva’s or its Affiliates’ fully allocated per-unit costs of [***], including without limitation costs attributable to its [***] provided that

(1)	[***]; and

(2)	[***]; and

(iv) [***] percent ([***]%) of Net Selling Price allocated to general and administrative expenses.

(i)

“Margin Split Event” means, effective upon the earlier of (i) the occurrence of the [***] or (ii) Teva’s written notification to Alvotech confirming [***] for the Product with respect to a Calendar Quarter will be exceeded by the [***] for the relevant period.

(j)	“Minimum Net Sales Advance” means an amount equal to [***] percent ([***]%) of Alvotech COGS.

(k)	“Net Selling Price” means the Net Sales for the respective period divided by the total units of the relevant Product sold for the period.

(l)	“Product Cost” means, for each unit of Product Teva purchases from Alvotech, Alvotech COGS plus [***] percent ([***]%).

(m)

“Transfer Price” means, for each unit of Product for which Teva submits purchase orders from Alvotech prior to any Margin Split Event, the Product Cost per unit plus the Estimated Net Sales Advance; provided, however, that the Transfer Price with respect to which Teva has submitted purchase orders prior to a Margin Split Event shall never be less than the Product Cost plus the Minimum Net Sales Advance.

(n)	“True-Up Differential” has the meaning set forth in Section 5.4.

(o)	“True-Up Report” has the meaning set forth in Section 5.4.

5.4

[***] True-Up and Adjustments. Teva will maintain an ongoing report that tracks the quantities of each Product ordered by Teva and Delivered by Alvotech and sold by Teva or its Affiliates to customers. During the Term, on a [***] basis, beginning with [***] the First Commercial Sale of a Product has occurred, Teva shall perform a “true up” reconciliation (and shall provide Alvotech with a written report of such reconciliation) comparing the actual Net Selling Price for the Product against the Estimated Net Selling Price and calculating the consequent differences and necessary adjustment to the Transfer Price. The reconciliation shall be calculated on a per unit basis with respect to the number of units of the relevant Product sold on behalf of Teva or its Affiliates during such [***] comparing the moving [***] average Transfer Price to the moving [***] average actual Net Selling Price (the “True-Up Differential”); provided, however, with respect the first [***] in which the True-Up Differential is calculated, it shall be on the basis of the Transfer Price and the actual Net Selling Price applicable for that [***]. The True-Up Differential will then be multiplied by units sold for the respective [***]. If the foregoing reconciliation report shows (a) an underpayment by Teva relative to the Transfer Price, then Teva shall pay the amount of the difference to Alvotech, or (b) an overpayment by Teva relative to the Transfer Price, then Teva will receive, at its discretion, either (i) a refund of the difference from Alvotech or (ii) a credit in the amount of the difference against future purchases of any Product or the right to setoff such amount against any other payment obligations of Teva owing to Alvotech in respect of that Product, including with respect to future true-ups. Within [***] calendar days after the end of each [***] following the First Commercial Sale of each Product, Teva shall submit to Alvotech a report detailing the True-Up Differential (the “True-Up Report”). Alvotech will issue an invoice conforming to the applicable True-Up Differential as soon as practicable following its receipt of each True-Up Report. Teva will pay all undisputed amounts for each such invoice within [***] days from the date Teva receives such invoice.

5.5

Notwithstanding the foregoing, in the event Teva has invoked a Margin Split Event with respect to a Product for any [***], then, for all purchase orders for Product submitted by Teva after the Margin Split Event:

(a)	[***];

(b)	[***];

(c)	[***]; and

(d)	[***].

5.6

Final True-Up and Adjustments. Within [***] months after the termination or expiration of this Agreement, Teva shall perform a final “true-up” reconciliation (and shall provide Alvotech with a written report of such reconciliation) of the items comprising deductions from Net Sales. The reconciliation shall be based on actual cash paid or credits issued and shall indicate whether Teva overpaid or underpaid Alvotech with respect to such Product, with Teva’s calculation as to the amount that should have been payable based on the actual Net Selling Price and quantity of Product, taking into account any Margin Split Event. If the foregoing reconciliation report shows (a) an underpayment by Teva, then Teva shall pay the amount of the difference to Alvotech within [***] days after the delivery of such report, or (b) an overpayment by Teva, then Teva will receive a refund of the difference from Alvotech within [***] days after the delivery of such report.

5.7

Invoicing & Payment of the Transfer Price. Pending the true-up according to Section 5.4, all invoices for the Product from Alvotech to Teva shall be priced at the Transfer Price as set forth in the relevant purchase order submitted by Teva Invoices for the Transfer Price of each Product shall be issued by Alvotech prior to shipment departure, in accordance with Teva’s or its Affiliate’s supplier instructions which shall be provided to Alvotech prior to such shipment. In any event, each invoice shall include (a) a reference to the purchase order(s) to which the invoice relates, (b) the quantities of the Product that were included in such shipment(s), and (c) the Transfer Price per unit of such Product. Invoices for the Transfer Price of each Product shall be paid, by wire transfer, within [***] days for Launch quantities of that Product and within [***] days for all units of that Product, in each case, counted from the day of the receipt or scanning of the valid invoice and required documentation, provided that the actual date of payment shall be the specific predetermined monthly payment run date, on the 10th or 25th day of each month, immediately following the required payment date, or if the 10th or 25th of a month falls on a non-Business Day, the next Business Day.

5.8	Example. An example (only) of the way in which the calculation of the supply price for the Product is intended to operate according to this Article 5 is shown in Schedule 5.8 attached hereto.

5.9

Refund of Estimated Net Sales Advance as a Result of Product Expiry. In the event any quantity of Product in Teva’s inventory falls below [***] months of its remaining shelf life, Teva shall provide Alvotech written notice of such event and, at Alvotech’s option, return or destroy (and in the event of destruction, the delivery by Teva of written notice certifying such event) such quantities of Product. Within [***] days of such return or certification of destruction, Alvotech shall reimburse Teva for the portion of the Estimated Net Sales Advance for such units of Product paid by Teva as a component of the Transfer Price.

5.10

Taxes. The Transfer Price represents the entire consideration payable for the Manufacture and supply of a Product and is inclusive of all Taxes, of whatsoever nature, including, but not limited, to VAT or other indirect taxation, which are now or may hereafter be imposed with regard to the Manufacture and supply of the Products by Alvotech. Alvotech shall be fully responsible for and shall indemnify Teva for and in respect of any Tax and national insurance (if applicable) contributions and any other liability, deduction, contribution, assessment or claim arising from or made in connection with the Manufacture and supply of the Product. Teva shall not reimburse VAT or other indirect taxation that Alvotech paid in connection with the Manufacture and supply of the Product.

5.11	Alvotech Right to Audit and Teva Right to COGS Certificate.

(a)

Alvotech Right to Audit. Teva will keep complete, true and accurate books and records in accordance with its accounting standards, with respect to the items described in 5.1 to 5.9, including Teva’s Net Sales (the “Financial Calculations”). Alvotech (the “Auditing Party”) may request, at its initial expense, an audit of Teva’s

(the “Audited Party’s”) Financial Calculations, not to be undertaken more than once in any [***] month period unless for cause, and for a retrospective period not longer than the immediately preceding [***] months. The Audited Party will permit a reputable firm of independent accountants mutually acceptable to the Parties (which accountants shall not have been hired or paid on a contingency basis and which accountants shall have experience auditing both specialty and generics biopharmaceutical companies), to have access at the offices of the Audited Party where the relevant information and data are retained, upon reasonable written notice and during ordinary working hours to such records as may be necessary for the sole purpose of determining compliance with the Financial Calculations. Such accountants shall sign a confidentiality agreement in form and substance reasonably satisfactory to the Audited Party, and shall not disclose to the other Auditing Party or any Third Party any information reasonably labelled by the Audited Party being audited as being confidential customer information regarding pricing or other competitively sensitive proprietary information. The Auditing Party will provide, without condition or qualification, the Audited Party with a copy of the report or other summary of findings prepared by such accountants promptly following its receipt of same. If any amount(s) paid to the Auditing Party was deficient by more than [***] percent ([***]%), then the Audited Party will pay promptly to Auditing Party an amount equal to the deficiency, plus reimburse the Auditing Party for the reasonable and documented fees and expenses of the independent accountants. If such report shows that Audited Party overpaid, then the Auditing Party will pay promptly to the Audited Party an amount equal to the deficiency. In the event of any dispute between Alvotech and Teva regarding the findings of any such audit, the Parties shall initially attempt in good faith to resolve the dispute amicably between themselves, and if the Parties are unable to resolve such dispute within a commercially reasonable period of time, such dispute shall be resolved [***].

(b)

Teva Right to COGS Certificate. Teva may request, at Alvotech’s expense, that Alvotech provide to Teva a certificate that the Alvotech COGS used in the Financial Calculations were accurate, calculated in accordance with GAAP and the terms and conditions of this Agreement, and consistent with Alvotech’s books and records and cost accounting methodologies consistently applied to other products of Alvotech (“COGS Certificate”), such COGS Certificate not to be provided more than once in any [***] month period unless for cause, and for a retrospective period not longer than the immediately preceding [***] months. Alvotech will procure that its accountants shall prepare the COGS Certificate. Such accountants shall sign a confidentiality agreement in form and substance reasonably satisfactory to Alvotech, and shall not disclose to Teva or any Third Party any confidential customer or supplier information regarding pricing or other competitively sensitive proprietary information. If the COGS Certificate indicates any amount(s) paid to Alvotech was deficient by more than [***] percent ([***]%), then Teva will pay promptly to Alvotech an amount equal to the deficiency. If such report shows that Teva overpaid, then Alvotech will pay promptly to Teva an amount equal to the deficiency, plus reimburse the Auditing Party for the reasonable and documented fees and expenses of the independent accountants. In the event of any dispute between Alvotech and Teva regarding the findings of any such COGS Certificate, the Parties shall initially attempt in good faith to resolve the dispute amicably between themselves, and if the Parties are unable to resolve such dispute within a commercially reasonable period of time, such dispute shall be resolved by an accountant from an internationally recognized independent accounting firm that is mutually agreeable to both of the Parties, and such accountant’s determination shall be binding. In the event that the final report reveals an undisputed underpayment or overpayment, the underpaid or overpaid amount, as applicable, shall be settled promptly by the relevant Party, as applicable, subject to any late payment penalties pursuant to Section 5.12 below.

5.12

Late Payment. If Teva defaults in the payment of any invoice by more than [***] days when it is due under this Agreement, the liability and payment obligation of Teva shall be increased to include interest on such sum from the due date of such payment until the date actual payment is made at the annualized rate of the then prime rate (as reported in the Wall Street Journal) plus [***] percent ([***]%).

6.	MINIMUM QUANTITY PURCHASE OBLIGATION

6.1	In this Section:

(a)

“Minimum Quantity” means the minimum amount of each Product to be purchased by Teva from Alvotech for the MQ Year in question being [***] percent ([***]%) of Teva’s applicable estimated sales of the relevant Product as determined in accordance with Section 6.2; and

(b)

“MQ Year” means the period of [***] months starting on the date of Launch of a Product and then on each subsequent anniversary of the date of such Launch (with “MQ Year 1” meaning the first such period, “MQ Year 2” the second such period, and so on); provided, however that no MQ Year will be deemed to occur in the event there are [***] or more Competing Products in addition to the applicable Product sold in the Territory during such [***] period.

6.2

At least [***] months before the start of each anticipated MQ Year, Teva shall, acting reasonably and taking into account market conditions, competitors and any other relevant circumstances, provide Alvotech with an estimate of sales (by volume) of the Products from Alvotech for the coming anticipated MQ Year (“MQ Year Sales Estimate”). For the avoidance of doubt, each MQ Year Sales Estimate is made for the purposes of this Section 6.2 and may or may not coincide with any forecast made according to Section 3.1. Within [***] weeks after receiving the MQ Year Sales Estimate Teva shall, if Alvotech requests, discuss such MQ Year Sales Estimate with Alvotech and consider any issues as Alvotech believes may be relevant. Teva shall reasonably consider such issues and within [***] days decide and confirm in writing to Alvotech any revision (or not) to the MQ Year Sales Estimate, based on the issues raised by Alvotech. If Alvotech does not request discussion of the MQ Year Sales Estimate submitted by Teva within the stated time, then Teva’s initial MQ Year Sales Estimate shall comprise the estimated sales for the purposes of this Section 6. If Alvotech does request such discussion, then the MQ Year Sales Estimate as subsequently notified by Teva to Alvotech following such discussion (revised or not as the case may be) shall comprise the estimated sales for the purposes of this Section 6.

6.3

Before Alvotech exercises any right to terminate this Agreement according to Section 6.4, Alvotech shall notify Teva in writing and within [***] weeks of such notification, Teva shall notify Alvotech to (i) reduce the Minimum Quantity for the applicable Product in the MQ Years or MQ Year concerned to account for any Supply Failures and (ii) in the case of a Force Majeure Event or competitive impact in the Territory, to include for consideration changes in market conditions and competitive impact for sale of the Product concerned to reach good-faith agreement as to the reduction to apply to such Minimum Quantity(ies). The parties shall also each use their [***] in good faith to find a mutually acceptable solution.

6.4

If, in respect of each Product in [***] consecutive MQ Years during MQ Years 1 to 5 of the Product Supply Term, or any subsequent single MQ Year, Teva fails to make purchases from Alvotech equal to the applicable Minimum Quantity for the MQ Years or MQ Year concerned (such Minimum Quantity having been reduced, as applicable, according to Section 6.3), Alvotech shall be entitled by giving six (6) months’ written notice to Teva to terminate this Agreement with respect to the Product, provided that Alvotech (i) shall at all times have acted reasonably in accordance with this Section before issuing any such notice and (ii) shall first have refunded in full to Teva the following portions of the LDA Payments with respect to such Product:

(a)	If such termination occurs during MQ Years 2 or 3 of the Product Supply Term, then Alvotech will refund to Teva [***] percent ([***]%) of the LDA Payments made by Teva with respect to the Product;

(b)	if such termination occurs during MQ Year 4 of the Product Supply Term, then Alvotech will refund to Teva [***] percent ([***]%) of the LDA Payments made by Teva with respect to the Product; and

(c)	If such termination occurs during MQ Year 5 or later, then Alvotech will not refund to Teva any amount of the LDA Payments made by Teva with respect to the Product.

7.	FAILURE TO SUPPLY.

7.1

Supply Failure. Except (i) to the extent of a Force Majeure Event (as defined in Section 14.1), (ii) as a result of a breach by Teva of its obligations hereunder, (iii) as a result of a recall, market withdrawal, withholding from the market, or other similar action with respect to the relevant Product initiated by Teva or requested or required by a Regulatory Authority (other than, under this subclause (iii), as a result of Alvotech’s breach of its obligations hereunder), (iv) as a result of Teva’s change, cancellation or modification of a purchase order other than as expressly provided for under Section 3.2, or (v) as a result of a change pursuant to Section 8.3 or any gross negligence or wilful misconduct on the part of Teva, if Alvotech is unable to deliver to Teva the full quantities ordered pursuant to a valid purchase order for a Product meeting the Quality Standards by the Scheduled Delivery Date which order has been accepted (or deemed to have been accepted) pursuant to Section 3.2(c) (and including any mutually agreed variations to such order) (such event, a “Supply Failure”), Teva will, in addition to its other rights and remedies hereunder, have the right to (a) cancel, in whole or in part, the applicable Purchase Order(s) and any binding portion of the applicable rolling forecast for the Product Alvotech failed to timely deliver and (b) purchase substitute product from an alternate source. For purposes of this Agreement, any quantities of Product not delivered by the Scheduled Delivery Date will be referred to herein as the “Shortage.” For the avoidance of doubt, timely delivery of Non-Conforming Product will not be deemed delivery by the Scheduled Delivery Date and therefore will be deemed a Shortage. In the event of a Shortage, Teva will not be required to pay for the Shortage until it is Delivered and the following credit will apply to the Transfer Price of all quantities of Product set forth in the applicable purchase order.

[***] days late: [***]%

[***] days late: [***]%

[***] days late: [***]%

[***] days late: [***]%

[***] days late: [***]%

7.2

Customer Penalties. If, in order to avoid interruption in supply due to a Supply Failure, Teva purchases substitute product or incurs customer fines or penalties as a result of any Supply Failure and Teva provides evidence to Alvotech thereof, Alvotech will reimburse Teva for either, at Teva’s election, the difference, if any, between (a) [***], or (b) [***] “Customer Penalties”). The payment by Alvotech of any Customer Penalties will include interest on such sum from the due date of such payment until the date actual payment is made at the annualized rate of the then prime rate (as reported in the Wall Street Journal) plus [***] percent ([***]%).

7.3

Material Delivery Delay To the extent Alvotech commits one or more Supply Failures with respect to a Product which, with respect to any [***] month period, results in a Shortage of more than [***] percent ([***]%) of the total quantities it was obligated to have delivered with respect to the applicable Scheduled Delivery Dates (“Material Delivery Delay”) during such [***] month period, such Supply Failures will constitute a material breach of this Agreement with respect to such Product entitling Teva to terminate by giving written notice to Alvotech within [***] months of the Material Delivery Delay (i) all outstanding purchase order(s) with respect to the Product and (ii) this Agreement in respect of that Product only in accordance with Section 13.2. In addition to the foregoing termination rights, and regardless of whether Teva exercises such termination rights, upon the occurrence of a Material Delivery Delay with respect to a Product under this Section 7.3:

(a)

If such Material Delivery Delay occurs within [***] months following the first Scheduled Delivery Date for such Product, then Alvotech will refund to Teva [***] percent ([***]%) of the LDA Payments made by Teva with respect to the Product;

(b)

If such Material Delivery Delay occurs between [***] months following the first Scheduled Delivery Date for such Product but before [***] months following the first Scheduled Delivery Date for such Product, then Alvotech will refund to Teva [***] percent ([***]%) of the LDA Payments made by Teva with respect to the Product;

(c)

if such Material Delivery Delay occurs between [***] months following the first Scheduled Delivery Date for such Product but before [***] months following the first Scheduled Delivery Date for such Product, then Alvotech will refund to Teva [***] percent ([***]%) of the LDA Payments made by Teva with respect to the Product; and

(d)

if such Material Delivery Delay occurs between [***] months following the first Scheduled Delivery Date for such Product but before [***] months following the first Scheduled Delivery Date for such Product, then Alvotech will refund to Teva [***] percent ([***]%) of the LDA Payments made by Teva with respect to the Product; and

(e)

if such Material Delivery Delay occurs between [***] months following the first Scheduled Delivery Date for such Product but before [***] months following the first Scheduled Delivery Date for such Product, then Alvotech will refund to Teva [***] percent ([***]%) of the LDA Payments made by Teva with respect to the Product; and

(f)

If such Material Delivery Delay occurs [***] months or later following the first Scheduled Delivery Date for such Product, Alvotech will not refund to Teva any of the LDA Payments made by Teva with respect to the Product pursuant to this Section 7.3.

(g)

Without limiting the foregoing in Section 7.3, if Alvotech (i) becomes subject to an action by a Regulatory Authority, (ii) experiences an actual or anticipated production challenge that results in Non-Conforming Product, (iii) experiences an actual or anticipated shortage of raw materials, Components, or Packaging Materials or (iv) experiences an event or becomes aware of another situation, in any case of the foregoing clauses (i)-(iv), that would reasonably result in a future Shortage, then Alvotech will notify Teva in writing of such event and include its plan to rectify such situation and an anticipated date determined in Alvotech’s good faith by which the circumstances would be fully rectified. In the event such date would be such that, when compared to Teva’s most recently submitted rolling forecast for the Product, a Material Delivery Delay would be reasonably anticipated to occur (such event, a “Reasonably Anticipated Material Delivery Delay”), then Teva will have any and all rights set forth in this Section 7.3 effective immediately upon receipt of Alvotech’s notice.

(h)

Except to enforce Teva’s rights under Sections 7.1 to 7.3 and Section 15.1(a), Teva shall not assert any claim against Alvotech and its Affiliates for breach of this Agreement to the extent resulting from late Delivery, delayed Delivery or non-Delivery of Product.

7.4

Failure to Collect: If Alvotech has Delivered a purchase order for a Product (i.e., made such order available for collection) on time, but Teva has failed to collect that order or has not provided appropriate onward delivery instructions, or documents, licences or authorisations for such purpose, then provided that (i) the Product to be Delivered is in compliance with the purchase order, (ii) the actual Delivery date is no more than [***] Business Days earlier than the collection date in the purchase order, (iii) the actual Delivery date has been notified to Teva at least [***] Business Days in advance and (iv) there are no Force Majeure Events impacting Teva’s ability to collect the Product:

(a)	the Product shall be deemed to have been Delivered on the Delivery date;

(b)	Alvotech shall store the Product for up to [***] weeks, but is not obligated to store the Product for a longer period, unless agreed otherwise by both Parties;

(c)	after [***] weeks of storing the Product, for the next [***] weeks, Alvotech is entitled to charge Teva for storage at [***] U.S. Dollars (US$[***]) per pallet per week;

(d)	after [***] weeks of storing the Product, for all following weeks, Alvotech is entitled to charge Teva for storage at [***] U.S. Dollars (US$[***]) per pallet per week; and

(e)	after [***] weeks of storing the Product, Alvotech is entitled to destroy the Product and charge the costs of destruction to Teva, unless agreed otherwise by both Parties.

8.	MANUFACTURE REQUIREMENTS; CHANGES; COMPLIANCE; RECALL; MATERIAL NOTIFICATIONS

8.1

Manufacture Requirements. Products shall be Manufactured in compliance with the Specifications, this Agreement, the Quality Agreement and Applicable Law in the Territory, including, without limitation, cGMP and, for clarity if deemed a Combination Product, a Product shall be Manufactured in accordance with applicable cGMP requirements set forth in 21 CFR Parts 210 and 211, 21 CFR Parts 600-680 and such provisions of 21 CFR Part 820 specified in 21 CFR 4.4(b)(1) (collectively, the foregoing plus the requirements set forth in Section 12.2(a)(i) through (v), the “Quality Standards”).

8.2

Required Changes. If there are any changes to the Product, its Specifications, any Materials, or an aspect of the Manufacturing process affecting a Product in the Territory required after the applicable BLA Approval Date by Applicable Law or any Regulatory Authority requirement or order, then the Party becoming aware of the required change shall, as promptly as practicable thereafter, notify the other Party in writing. In such event, the Parties shall, [***].

8.3

Teva Requested Changes. If there are any changes to the Specifications, any Materials, or aspect of the Manufacturing process of a Product requested by Teva after the Product’s BLA Approval Date, then Teva shall, as promptly as practicable thereafter, notify Alvotech in writing and the Parties, through the Joint Committee, shall discuss in good faith the changes required and the costs and expenses associated therewith. [***].

8.4	Alvotech Requested Changes. [***].

8.5

Serialization. Alvotech shall provide the Product uniquely identified and in compliance with the serialization laws and regulations applicable to the Territory and the country in which the Alvotech Facility that makes a Product is located. Alvotech shall mark each Product with a product identifier as required by Applicable Laws. Alvotech and Teva shall cooperate to ensure such information is in proper format and capable of being received through the proper data interchange.

8.6

Recall. The Parties shall conduct any Recall, in accordance with the terms of the Quality Agreement. All costs and expenses associated with implementing a Recall of a Product in the Territory shall be allocated between Alvotech and Teva as follows: (i) in the event, and to the extent, that the Recall arises out of a Teva Liability, then Teva shall bear the costs and expenses of the Recall (including any out-of-pocket expenses reasonably incurred by Alvotech in connection with such Recall); (ii) in the event, and to the extent, that the Recall arises out of an Alvotech Liability, then Alvotech shall bear the costs and expenses of the Recall (including any out-of-pocket expenses reasonably incurred by Teva in connection with such Recall) and shall provide replacement Product at Alvotech’s expense as soon as possible; and (iii) in the event, and to the extent, that the Recall does not arise out of a Teva Liability or an Alvotech Liability, then the Parties shall share the total costs and expenses of the Recall on a [***] basis, with the Party spending more out-of-pocket being promptly reimbursed by the other Party. In the event of such recall or similar action, each Party shall use Commercially Reasonable Efforts to mitigate the costs and expenses associated therewith.

8.7

Notification of Certain Events. Each Party shall notify the other Party promptly if it becomes aware of any of the following in respect of the Products in the Territory: (a) any pending or threatened litigation, governmental investigation, proceeding or action involving a Product or the Alvotech Facility; (b) any defective, adulterated or misbranded Product; (c) any Product is Non-Conforming Product; (d) subject to the Pharmacovigilance Agreement, such information that Alvotech reasonably determines relevant in relation to any bona fide and legitimate complaint received from lay persons and/or health care professionals associated with the Manufacturing of the relevant Product; and (e) any other event which could materially and adversely affect any Product. The Quality Agreement shall deal with the handling of complaints which shall include provisions for (a) Alvotech to provide Teva with copies of complaints from lay persons and/or health care professionals who have prescribed, dispensed or used the Product as marketed by Teva in the Territory for preliminary handling by Teva, (b) Teva to provide copies of complaints relating to the Manufacture of the Product which Teva requests Alvotech to investigate, and (c) Alvotech to promptly investigate such complaints and provide a reasonably detailed written summary to Teva of all such investigations.

9.	ALVOTECH FACILITIES.

9.1

Additional Manufacturing Sites. Alvotech’s intention as of the Effective Date is to Manufacture Products at its Alvotech Facility in Iceland, and, subject to obtaining all requisite Regulatory Approvals for its location and activities, as well as in and for the Territory, the Alvotech Facility being constructed in China. Alvotech’s permission to Manufacture Product at any other Alvotech Facility is subject to the approval of the Joint Committee. If Alvotech desires to transfer to or add additional manufacturing capabilities to another Alvotech Facility other than that designated in the applicable Regulatory Approval for the Product or Alvotech Facility being constructed in China, then Alvotech shall notify Teva in writing and the Parties shall thereafter discuss through the Joint Committee the potential consequences of the potential change. Alvotech shall not change the Alvotech Facility for any Product, except in accordance with the authorization of the applicable Regulatory Authorities, the change control procedures in the Quality Agreement, and save in relation to the Alvotech Facility being constructed in China the prior written consent of Teva, which consent shall not be unreasonably withheld. Prior to engaging with discussions with any Third Party to explore using a site to manufacture any quantities of the Products, Alvotech shall be obligated to enter into good faith discussion for a period of at least [***] days with Teva to evaluate using a manufacturing facility operated by Teva or one of its Affiliates.

9.2

Maintenance of Alvotech Facilities. During the Term, Alvotech shall maintain the Alvotech Facility; all personal property, equipment, and machinery; all Materials and Product; and all systems, each as in use at a Alvotech Facility in the ordinary course of business, in compliance with cGMPs and other Applicable Laws and free of material defects, except for defects attributable to wear and tear consistent with the age and usage of the assets, and except for those defects that do not and shall not materially impair the ability to use the assets in connection with the Manufacture and supply of any Product. Alvotech shall not, and shall not authorize or allow any of its personnel or third party to, manufacture, store or process any Product in the same building in which Alvotech, Alvotech personnel or third party manufactures, stores or processes [***] without the appropriate segregation as agreed by Teva in writing prior to such segregation being implemented.

9.3

Alvotech Regulatory Inspections. Alvotech shall notify Teva promptly of any inspections by US Regulatory Authorities which pertain to a Product and an Alvotech Facility and in any event within [***] Business Days after learning of any such inspection; Alvotech may permit [***] authorized representative of Teva to be present. Alvotech shall promptly, but in any event within [***] Business Days, provide to Teva copies of all material correspondence, reports, notices, findings, formal responses and other material pertinent to such inspections to the extent directly relevant to the Product. To the extent practicable Teva shall have the opportunity to review and suggest edits or comments to any formal response that is relevant to or otherwise impacts a Product before Alvotech submits any formal response to the applicable Regulatory Authority. Alvotech shall allow any applicable Regulatory Authority to inspect, audit and review an Alvotech Facility and, to the extent requested by any such Regulatory Authority and appropriate under Applicable Laws, all procedures, practices, books and records directly relating to a Product and an Alvotech Facility.

9.4

Teva Regulatory Inspections. Teva shall notify Alvotech promptly of any inspections by any applicable Regulatory Authorities which pertain to a Product and Teva’s warehouse and distribution system and in any event within [***] Business Days after learning of any such inspection, shall permit Alvotech and no more than [***] authorised representative of Alvotech to be present at any such inspection, and shall promptly, but in any event within [***] Business Days, provide to Alvotech copies of all material correspondence, reports, notices, findings, formal responses and other material pertinent to such inspections to the extent directly relevant to the Product. To the extent practicable Alvotech shall have the opportunity to review and suggest edits or comments to any formal response that is relevant to or otherwise impacts a Product before Teva submits any formal response to the applicable Regulatory Authority. Teva shall allow any applicable Regulatory Authority to inspect, audit and review Teva’s warehouse and distribution system and, to the extent requested by any such Regulatory Authority and appropriate under Applicable Laws, all procedures, practices, books and records directly relating to a Product and Teva’s warehouse and distribution system.

10.	COMPLIANCE.

10.1	Supplier Code of Conduct. Alvotech shall, and shall cause all Alvotech personnel involved with supplies of Products under this Agreement to:

(a)	familiarize itself with the requirements of the Teva Supplier Code of Conduct, a copy of which is attached hereto as Schedule 10.1 (the “Teva Supplier Code”);

(b)	answer any reasonable inquiry regarding compliance with the Teva Supplier Code; and

(c)	familiarize themselves with the provisions of the applicable anti-corruption and anti-bribery laws and the standards set out in the Teva Supplier Code.

10.2

Biosimilar Biological Product Development (BPD) Fees. As the BLA filer, it is understood that Alvotech US shall pay all applicable BPD fees and any other registration fees required to maintain the BLA for each Product. If Alvotech US does not pay any required BPD fees with respect to any Product, Teva shall have the right to pay the fees on Alvotech US’s behalf, and shall promptly invoice Alvotech therefor or set off the amount against any payment due by Teva to Alvotech under this Agreement. If Teva invoices Alvotech, Alvotech shall pay the invoice within [***] days after the date of the invoice.

11.	QUALITY CONTROL; QUALITY ASSURANCE LIAISON.

11.1

Quality Agreement. All Product Manufactured and sold by Alvotech to Teva under this Agreement, when Delivered by Alvotech (or any Alvotech Personnel) to Teva shall meet the Quality Standards contained in a quality agreement to be entered into by the Parties no later than [***] months following the Effective Date of this Agreement (“Quality Agreement”), in a form to be agreed by both Parties. The Parties will finalise and enter into the Quality Agreement at least [***] months before the first Delivery of the Product under this Agreement is due to be made. In the event of any inconsistencies between this Agreement and the Quality Agreement, the provisions of this Agreement shall prevail except in respect of any technical matters, in which case the Quality Agreement shall prevail.

11.2	Samples. Alvotech shall maintain a sample of each Product as required by Applicable Law or as otherwise mutually agreed in writing by the Parties.

11.3

Validation. Alvotech shall validate all processes, methods, equipment, utilities, facilities and computers used in the Manufacturing, formulation, storage, testing, release and Delivery of each Product in conformity with all Applicable Laws.

11.4

Quality Compliance. Alvotech shall notify Teva within [***] of discovering any deviations that would (or reasonably would be expected to) materially impact the quality of a Product in the Territory, being deviations regarding Manufacture, Packaging or Labeling of the Product that would be (or reasonably expected to be) reported to the FDA and/or under the EMA Rapid Alert System.

11.5

Development and Manufacturing Records. Alvotech shall maintain complete and accurate records relating to each Product (including, as applicable, any Materials) developed by or on behalf of Alvotech and supplied under this Agreement and the manufacture, finished Product packaging, Labeling and testing thereof for the period required by Applicable Law, and Alvotech shall make available for review, and, if required, provide copies of, such records to Teva and its designees upon Teva’s reasonable written request. The records shall be subject to audit and inspection under this Article 11.

11.6

Batch Records. Records that include the information relating to the Components and Manufacturing, semi-finished and finished Product and Product packaging, and quality operation for each batch of each Product shall be prepared by Alvotech or applicable Alvotech Personnel at the time such operations occur. Alvotech or the applicable Alvotech Personnel shall prepare such records in accordance with the Quality Agreement.

11.7

Audits of Alvotech Facility. Teva (or any duly authorized representative on Teva’s behalf) shall have the right for not more than [***] quality auditors for up to [***] days, upon [***] weeks’ prior written notice to Alvotech and during normal business hours and not more than once in any calendar year (except when invited by Alvotech to be present for (a) audits, notices or actions at the request of US Regulatory Authorities; (b) legal disputes or proceedings regarding the Manufacture or supply of any Product in the Territory; and (c) “for cause” investigations), to audit and inspect Alvotech Facilities to ensure that all Products are being Manufactured, Labeled, packaged and stored in compliance with the Quality Agreement. During such audits and inspections, Alvotech shall permit Teva to contact and question applicable Alvotech Personnel. Alvotech shall make available to Teva and its duly authorized representatives and agents all books, records and documents which pertain to the manufacture or quality, testing and compliance procedures for each Product. Following an audit pursuant to this Section 11.7, Teva shall discuss its observations and conclusions with Alvotech and, within [***] days after notification thereof by Teva, Alvotech shall implement such corrective actions as may be reasonably determined by the Parties.

11.8

Audits of Teva Facility. Alvotech (or any duly authorized representative on Alvotech’s behalf) shall have the right, upon [***] weeks prior written notice to Teva and during normal business hours and not more than once in any calendar year (except when invited by Teva for (a) audits, notices or actions at the request of US Regulatory Authorities; (b) legal disputes or proceedings regarding the Manufacture or supply of any Product in the Territory; and (c) “for cause” investigations), to audit and inspect Teva’s facilities to ensure that all Products are being stored and distributed in compliance with the Quality Agreement. During such audits and inspections, Teva shall permit Alvotech to contact and question applicable Teva personnel. Teva shall make available to Alvotech and its duly authorized representatives and agents all books, records and documents which pertain to the storage and distribution procedures for each Product. Following an audit pursuant to this Section 11.8, Alvotech shall discuss its observations and conclusions with Teva and, within [***] days after notification thereof by Alvotech, Teva shall implement such corrective actions as may be reasonably determined by the Parties.

11.9

Quality Assurance Liaison. Alvotech and Teva shall each designate one individual to whom all of the other Party’s communications may be addressed with respect to the Manufacturing of the Product (the “Quality Assurance Liaison”). Each Party shall give prompt notice to the other Party of any material adverse change or event that relates to a quality issue or related matter with respect to an Alvotech Facility or a Product. Either Party may replace its Quality Assurance Liaison on [***] days’ prior written notice to the other Party.

11.10

Pharmacovigilance Agreement. Supplies of Product under this Agreement shall also be subject to the terms and conditions of a Pharmacovigilance Agreement, in form to be agreed by both Parties. The Parties will finalise and enter into the Pharmacovigilance Agreement at least [***] months before the first Delivery of the Product under this Agreement is due to be made.

12.	REPRESENTATIONS AND WARRANTIES

12.1	Teva Representations, Warranties and Undertakings. Teva hereby represents, warrants and undertakings to Alvotech that:

(a)	the execution, delivery and performance of this Agreement does not conflict with, violate or breach any agreement to which Teva is a party or Teva’s constituent documents;

(b)	Teva is not prohibited or limited by any law or agreement to which it is a party from entering into this Agreement;

(c)

Teva shall provide Product forecast in good faith basis and shall make reasonable effort in providing accurate forecast based on industry knowledge and current business environment within the Territory; and

(d)	the performance of this Agreement shall not create any conflict with any other business or activity engaged in by Teva.

12.2	Alvotech Representations, Warranties and Undertakings. Alvotech hereby represents, warrants and undertakings to Teva that:

(a)	All Products shall:

(i)	meet the applicable Specifications for the applicable Product at the time of Delivery;

(ii)	meet regulatory requirements of the relevant Regulatory Authority in the Territory;

(iii)	shall be Manufactured in accordance with any Applicable Law of the Territory, including cGMP, the Quality Standards and terms set out in the Quality Agreement;

(iv)	not be adulterated or misbranded under any Applicable Law of the Territory; and

(v)	be Manufactured in an Alvotech Facility, which has been approved by the applicable Regulatory Authority to the extent required by Applicable Law.

(b)	At the time of Delivery, Alvotech shall have title to the Products and the Products shall be free and clear of all liens, claims, charges or other encumbrance of any kind or character.

12.3

Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE LDA, ALVOTECH MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTY OF NON-INFRINGEMENT.

13.	TERM AND TERMINATION.

13.1

Term. This Agreement shall commence on the Effective Date and shall remain in effect and shall continue in force on a Product-by-Product basis, unless earlier terminated in accordance with this Section 13, until the expiration or earlier termination of the LDA in respect of that Product or in termination of the LDA as a whole in which case this Agreement shall terminate as a whole (the “Term” and in respect of a particular Product its “Product Supply Term”).

13.2

Termination for Breach. Without prejudice to the rights and remedies of the Parties under this Agreement, this Agreement may be terminated by either Party, either on a Product-by-Product basis in the event the applicable breach specifically relates to such Product, or in its entirety, by written notice provided to the Breaching Party in the following manner: (i)

the terminating Party shall send written notice of the material breach or material default to the Breaching Party specifying the Product(s) and alleged breach, and (ii) the termination shall become effective sixty (60) days after written notice thereof was provided to the Breaching Party, unless and if such material breach or material default could be cured, and the Breaching Party has cured any such material breach or material default prior to the expiration of the sixty (60) day period. Notwithstanding the foregoing, if the existence of a breach or default (or cure thereof) is the subject of a good faith dispute by the Parties, the cure period referred to in clause (ii) shall not begin to run until such dispute is resolved.

13.3

Termination for BLA Revocation. If the BLA Approval for a Product in the Territory is revoked by a Regulatory Authority due to a health, safety or efficacy concern then either Party may terminate this Agreement in respect of such Product, and Teva may require Alvotech to purchase at the applicable Transfer Price of such Products as were ordered by or on behalf of Teva prior to termination, any and all unsold quantities of Products at the time of such termination.

13.4	Termination for Failure to Purchase Minimum Quantity. Alvotech shall have the right to terminate this Agreement with respect to a Product in accordance with Section 6.4.

13.5

Termination for Continued Margin Split Event. If a Margin Split Event has occurred and results in a negative Margin for a period of four (4) consecutive Calendar Quarters, then either Party may terminate this Agreement in respect of such Product by written notice to the other Party, which termination shall become effective thirty (30) days after written notice thereof was provided to the non- terminating Party.

13.6

Effects of Expiration or Termination. The Parties agree that the applicable provisions of Section 12.7 LDA shall apply on an expiration or termination of this Agreement, provided that termination or expiration of this Agreement shall not relieve either Party from any obligations or liabilities previously accrued to the other Party of which is attributable to a period prior to such expiration or termination and any and all damages or remedies (whether in law or in equity) arising from any breach hereunder. Notwithstanding anything to the contrary in this Agreement or any other agreement between the Parties, all rights and obligations of the Parties set forth herein that expressly or by their nature survive expiration or termination of this Agreement (including without limitation any payment obligations accrued prior to termination of this Agreement, Section 23.6 (Confidentiality and communications), Section 15 (Indemnification, Limitation of Liability and Insurance), this Section 13.6 (Effects of Expiration or Termination) and Sections 16 to 23) shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement until they are satisfied or by their nature expired and shall bind the Parties and their legal representatives, successors, and permitted assigns.

14.	FORCE MAJEURE

14.1

Force Majeure Event. Alvotech shall not be liable for and/or be responsible for any default under this Agreement by reason of wars, acts of terrorism, acts of God, civil war, insurrection or riot, fires, floods, explosions, earth quakes or serious accident, any act of government or any other civil or military authority, allocation regulations or orders affecting materials, facilities or completed equipment, strikes, labor troubles causing cessation, slowdown or interruption of work, inability after due and timely diligence to procure materials, accessories, equipment or parts, or transportation, or, to the extent declared by WHO or other health authorities, epidemics, pandemics or other public health emergencies, or any other cause beyond its reasonable control.

14.2

Notice. Promptly upon the occurrence of any event hereunder which may result in a delay in the Delivery of Products, Alvotech shall give notice thereof to Teva, which notice shall identify such occurrence and specify the period of delay which may reasonably be expected to result therefrom.

14.3	Extension. Any delay resulting from any such cause shall extend Scheduled Delivery Dates to the extent caused thereby.

15.	INDEMNIFICATION, LIMITATION OF LIABILITY AND INSURANCE

15.1	Indemnity

(a)

Alvotech shall defend, indemnify and hold harmless each Teva Affiliate (on an after-Tax basis) and defend Teva and its Affiliates from and against any Third Party Claim brought against or incurred or suffered by Teva and/or any of its Affiliates in respect of (i) death, illness or injury to any Third Party or for loss or damage to any Third Party’s property resulting from of a breach by Alvotech or its employees, agents or subcontractors of their respective representations, warranties or covenants or of the provisions of this Agreement or the Quality Agreement or the gross negligence or willful misconduct of Alvotech or any of its Affiliates or its employees, agents or subcontractors in the performance of this Agreement, or (ii) a violation of Applicable Law in the Territory by Alvotech or any of its Affiliates or its employees, agents or subcontractors, but in each case excluding to the extent that Teva has an obligation to indemnify Alvotech or Alvotech’s Affiliates against such Third Party Claim pursuant to this Agreement or the LDA. Any such claim for indemnification by Teva or its Affiliates shall be in accordance with Section 11.1.2 of the LDA.

(b)

Teva shall defend, indemnify and hold harmless each Alvotech Affiliate (on an after-Tax basis) and defend Alvotech and its Affiliates from and against any Third Party Claim brought against or incurred or suffered by Alvotech and/or any of its Affiliates in respect of (i) death, illness or injury to any Third Party or for loss or damage to any Third Party’s property resulting from of a breach by Teva or its employees, agents or subcontractors of their respective representations, warranties or covenants or of the provisions of this Agreement or the Quality Agreement or the gross negligence or willful misconduct of Teva or any of its Affiliates or its employees, agents or subcontractors in the performance of this Agreement, or the Quality Agreement, or (ii) a violation of Applicable Law in the Territory by Teva or any of its Affiliates or its employees, agents or subcontractors, but in each case excluding to the extent Alvotech has an obligation to indemnify Teva or Teva’s Affiliates against such Third Party Claim pursuant to this Agreement or the LDA. Any such claim for indemnification by Alvotech or its Affiliates shall be in accordance with Section 11.2.2 of the LDA.

15.2	Limitation of Liability.

(a)

SUBJECT TO SECTION 15.2(b) AND EXCEPT AS ARISING DUE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PARTY OR ITS AFFILIATES NEITHER PARTY SHALL BE LIABLE WHETHER IN TORT (INCLUDING FOR NEGLIGENCE OR BREACH OF STATUTORY DUTY), TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, INDIRECT, EXEMPLARY, CONTINGENT, CONSEQUENTIAL OR PUNITIVE DAMAGES INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFIT, LOSS OF SAVINGS, LOSS OF BUSINESS OR LOSS OF CONTRACTS, WHETHER ARISING FROM NEGLIGENCE, BREACH OF CONTRACT OR IN ANY OTHER WAY.

(b)	The limitations set forth in Section 15.2(a) shall not apply with respect to the liability of either Party for:

(i)	death or personal injury caused by that Party’s negligence or that of their respective subcontractors, officers, employees or agents;

(ii)	fraud or fraudulent misrepresentation; or

(iii)	any matter for which it would be unlawful for the Parties to exclude liability; or

(iv)	Third Party Claims which are subject to indemnification under Sections 15.1(a) or 15.1(b).

15.3	Insurance. The insurance obligations of the Parties are as set forth in Section 11.4 of the LDA.

16.	NOTICE AND OTHER COMMUNICATIONS

All notices, requests, demands, and other communications required by or made in connection with this Agreement or the transactions contemplated by this Agreement shall be in writing and shall be deemed to have been duly given on the date received if delivered in person, by facsimile or e-mail (upon written confirmation of receipt), or by a reputable overnight mail courier service, postage prepaid, to the address of the Parties set forth below.

If to Teva:

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With a copy to:

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With a copy to:

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If to Alvotech:

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Notices shall be effective upon receipt if personally delivered, on the third Business Day following the date of registered or certified mailing, or on the first Business Day following the date of delivery to the overnight courier. A Party may change its address listed above by written notice to the other Party.

17.	SEVERABILITY

This Agreement is intended to be valid and effective throughout the world and, to the extent permissible under applicable law, shall be construed in a manner to avoid violation of or invalidity under any applicable law. Should any provision hereof nevertheless be or become invalid, illegal or unenforceable under any applicable law, the other provisions hereof shall not be affected, and to the extent permissible under applicable law, any such invalid, illegal or unenforceable provision shall be deemed amended lawfully to conform to the intent of the Parties.

18.	DISPUTE RESOLUTION

Any and all disputes, claims or differences arising out of or relating to this Agreement or the alleged breach thereto shall be settled in accordance with Section 13.6 of the LDA.

19.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law principles, including all matters of construction, validity, performance and enforcement. To the extent that it may otherwise be applicable, the Parties hereby expressly agree to exclude from the operation of this Agreement, the United Nations Convention on Contracts for the International Sale of Goods, concluded at Vienna, on April 11, 1980, as amended and as may be amended further from time to time.

20.	NON-ASSIGNABILITY

This Agreement may be assigned by either Party solely in accordance with terms of Section 13.2 of the LDA, which shall apply to this Agreement, mutatis mutandis. Notwithstanding anything contained herein or in the LDA to the contrary, it is understood and agreed that Products to be manufactured by Alvotech for Teva hereunder may be so manufactured by one or more designees of Alvotech.

21.	RELATIONSHIP OF THE PARTIES

21.1

Nothing in this Agreement, and no action taken by the Parties pursuant to this Agreement, will be deemed to constitute a relationship between the Parties of partnership, joint venture, principal and agent or employer and employee. Neither Party has, nor may it represent that it has, pursuant to this Agreement, any authority to act or make any commitments on the other Party’s behalf. Neither Party will have the authority or power to bind the other or to contract in the name of or create liability against the other in any way or for any purpose.

21.2	Each of Teva and Alvotech shall procure that each member of its respective group complies with all obligations under this Agreement which are expressed to apply to any such member.

22.	COUNTERPARTS

22.1

This Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party may enter into this Agreement by executing any such counterpart. Delivery of a counterpart of this Agreement by email attachment shall be an effective mode of delivery.

23.	ENTIRE AGREEMENT AND MODIFICATION

23.1

Entire Agreement. This Agreement, together with the LDA, constitutes the entire understanding of the Parties relating to the subject hereof and supersedes all other previous agreement and understandings, whether written or oral.

23.2	Modification. No variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the Parties.

23.3

No Waiver. No failure or delay by a Party in exercising any right or remedy provided by Applicable Law or under this Agreement or any transaction document shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any further exercise of it or the exercise of any other remedy.

23.4

Conflict. In the event of any conflict between the terms and conditions of this Agreement and those of the LDA, the terms and conditions of the LDA shall prevail, except with respect to any issues pertaining to the purchase and supply of Product, in which case the terms of this Agreement shall prevail.

23.5	Exchange Controls and Conversion. The Exchange Controls and Conversion requirements for this Agreement are as set forth in Section 13.11 of the LDA.

23.6

Confidentiality and communications. The confidentiality and communications obligations of the Parties are as set forth in Sections 8 and 13.8 of the LDA, which shall apply mutatis mutandis to this Agreement and the subject matter of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date.

ALVOTECH HF.

By:	/s/ Robert Wessman
Name: Robert Wessman
Title: Chairman and authorized signatory

TEVA PHARMACEUTICALS INTERNATIONAL GMBH

By:	/s/ Naama Bar Am
Name: Naama Bar Am
Title: President of the Board of Managing Officers

By:	/s/ Olaf Ulrich
Name: Olaf Ulrich
Title: Member of the Management

Schedule 1

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Schedule 2.5

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Schedule 3.2

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Schedule 5.8

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Schedule 10.1

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